EXHIBIT 10.1


                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                  This AMENDMENT (this "Amendment") is made as of October 20, 2000 to that certain Agreement And Plan of Merger (the "Merger Agreement") dated as of April 11, 2000, by and among MARGO CARIBE, INC., a Puerto Rico corporation ("Margo"); ITRACT INC., a Delaware corporation ("Purchaser"); ITRACT ACQUISITION COMPANY, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Purchaser ("Purchaser Subsidiary"); ITRACT, LLC, a Delaware limited liability company ("itract"); and INTERNATIONAL COMMERCE EXCHANGE SYSTEMS, INC., a Delaware corporation ("ICES").

                              W I T N E S S E T H:
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                  WHEREAS, the parties hereto have previously entered into the
Merger Agreement, pursuant to which, Purchaser Subsidiary agreed to merge with and into itract (the "itract Merger") upon the terms and subject to the conditions set forth therein;

                  WHEREAS, upon the terms and subject to the conditions set forth herein, the parties to the Merger Agreement desire to amend the Merger Agreement to (i) extend the Termination Date (as defined in the Merger Agreement), (ii) provide for certain contingencies with respect to the exercise by Margo stockholders of dissenters' rights and (iii) provide for the payment by itract of certain expenses incurred by Margo and Purchaser in connection with the transactions contemplated by the Merger Agreement.

                  WHEREAS, capitalized terms used but not defined herein shall have the terms ascribed to them in the Merger Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

         1. Extension of Termination Date. The Merger Agreement is hereby amended to delete Subsections 10.1(b) and (c) in their entirety and replace them with the following:

                  "(b) by Margo or Purchaser, by notice to iTract, if (x) satisfaction of any of the conditions to Purchaser's or Purchaser Subsidiary's obligations set forth in Section 7 becomes impossible, and such condition has not been waived by Margo and Purchaser or (y) the Closing has not occurred by December 31, 2000 (subject to up to a sixty (60) day extension if the Registration Statement has not been declared effective by the SEC and the Parties are using their best efforts to cause such effectiveness), in either case other than as a result of a material breach or

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                  default of Purchaser, Margo or Spector;

                  (c) by iTract, by notice to Margo and Purchaser, if (x) satisfaction of any of the conditions to itract's obligations set forth in Section 8 becomes impossible, and such condition has not been waived by itract or (y) the Closing has not occurred by December 31, 2000 (subject to up to a sixty (60) day extension if the Registration Statement has not been declared effective by the SEC and the Parties are using their best efforts to cause such effectiveness), in either case other than as a result of a material breach or default by itract;"

         2. Dissenters' Rights. The Parties hereby agree that the obligation to make any payments ("Appraisal Payments") required to be made pursuant to Section 10.12 of the Puerto Rico General Corporations Law of 1995, in the event any stockholder or stockholders of Margo (each a "Dissenting Holder") dissenting to the merger of Margo with and into Purchaser seek to exercise their appraisal rights, shall be borne solely by the Purchaser following the Effective Time, and the payment or obligation to pay the Appraisal Payments to any Dissenting Holder shall be deemed not to reduce the amount of cash, or increase the amount of liabilities of Purchaser for purposes of Section
8.6 of the Merger Agreement, provided, however, that if Dissenting Holders holding in excess of ten percent of Margo's Common Stock prior to the Effective Time exercise their appraisal rights, itract shall not be obligated to effect the itract Merger, and itract shall be entitled to terminate the Merger Agreement without any liability or further obligation of any Party (other than the obligations of the Parties under Sections 9.1 and 9.2).

         3. Certain Expenses. The Merger Agreement is hereby amended to delete Section 9.1 in its entirety and replace it with the following:

                  "9.1 Expenses. The Parties shall each bear their own respective expenses incurred in connection with this Agreement and the Contemplated Transactions, except as otherwise specifically provided herein. If the itract Merger is consummated, itract shall pay the legal and accounting fees and expenses incurred by Margo and Purchaser after July 1, 2000 in connection with this Agreement and the Contemplated Transactions in an amount not to exceed $250,000 in the aggregate (the "Assumed Expenses"), and for purposes of
                  Section 8.6(iv) of this Agreement, the Assumed Expenses shall not be deemed to constitute liabilities of the Purchaser. In addition, Margo and Purchaser shall have the right to pay any such Assumed Expenses prior to the Closing Date in which case the amount of cash and cash equivalents required to be possessed by the Purchaser on the Closing Date pursuant to
                  Section 8.6 of the Merger Agreement shall be reduced by an amount equal to any such payment."

         4.       Miscellaneous.

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         4.1      Section 6.9 of the Merger Agreement is hereby deleted in its entirety.

         4.2 Except as expressly amended hereby, the terms and conditions of the Merger Agreement shall continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents or agreements referred to in the Merger Agreement, and any reference to the Merger Agreement in any such documents or agreements shall be a reference to the Merger Agreement as amended hereby.

         4.3 This Amendment shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed therein without giving effect to conflicts of law principles.

         4.4 The section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Amendment.

         4.5 This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.6 All claims, disputes or controversies arising under, out of or in connection with this Amendment shall be resolved in accordance with
Section 11.10 of the Merger Agreement.

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         IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first-above written.

                                            MARGO CARIBE, INC.

                                            By: /s/ MICHAEL J. SPECTOR
                                               --------------------------------
                                                  Name: Michael J. Spector
                                                  Title: President and
                                                         Chief Executive Officer

                                            ITRACT, LLC

                                            By: /s/ HENRY KAUFTHEIL
                                                -------------------------------
                                                  Name: Henry Kauftheil
                                                  Title: Manager

                                            ITRACT ACQUISITION COMPANY, LLC

                                            By: /s/ MICHAEL J. SPECTOR
                                                -------------------------------
                                                  Name: Michael J. Spector
                                                  Title: Manager

                                             ITRACT, INC.

                                            By: /s/ MICHAEL J. SPECTOR
                                                -------------------------------
                                                  Name: Michael J. Spector
                                                  Title: President

                                            INTERNATIONAL COMMERCE EXCHANGE
                                            SYSTEMS, INC.

                                             By: /s/ HENRY KAUFTHEIL
                                                 ------------------------------
                                                  Name: Henry Kauftheil
                                                  Title: Chairman

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